EXHIBIT 99.1

Media Contact:
Damon Elder
delder@ahinvestors.com
(949) 270-9207

Griffin-American Healthcare REIT III Reports Second Quarter 2015 Results
Acquisitions of $311.3 Million completed in 2nd Quarter; Portfolio currently at $991 Million1

IRVINE, Calif. (Aug. 20, 2015) - Griffin-American Healthcare REIT III, Inc. today announced operating results for the company’s second quarter ended June 30, 2015.

“During the second quarter, Griffin-American Healthcare REIT III continued to build its portfolio with more than $300 million invested for the second consecutive quarter,” said Jeff Hanson, chairman and chief executive officer. “Our acquisition pipeline remains robust and we expect to complete additional acquisitions in the coming months.”

President, chief operating officer and interim chief financial officer Danny Prosky added, “Our growing portfolio continues to perform well at the close of the second quarter, as evidenced by the occupancy enjoyed by our RIDEA and non-RIDEA portfolios, as well as our growing net operating income and modified funds from operations.”

Second Quarter 2015 Highlights and Recent Accomplishments

•	The company declared and paid daily distributions equal to an annualized rate of 6.0 percent to stockholders of record, based upon a $10.00 per share purchase price, from April 1 to June 30, 2015.

•
Completed second quarter acquisitions totaling approximately $311.3 million, which resulted in portfolio growth of approximately 49.3 percent during the quarter, from approximately $631.4 million as of March 31, 2015 to approximately $942.8 million as of June 30, 2015[2].

•
As of June 30, 2015, the company’s non-RIDEA property portfolio achieved an aggregate average occupancy of 95.5 percent and weighted average remaining lease term of 8.3 years. The company’s RIDEA portfolio achieved an aggregate average occupancy of 86.8 percent, while total portfolio leverage[3] was 3.1 percent.

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, equaled $8.3 million for the quarter ended June 30, 2015, representing quarter-over-quarter growth of approximately 41.1 percent compared to $5.8 million during the first quarter 2015. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled $(4.7) million during the second quarter 2015, representing a decrease of approximately 37.5 percent over first quarter 2015 FFO of $(3.4) million. The decrease in FFO and negative FFO is due largely to the significant acquisition related expenses incurred during the quarter. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•
Net operating income, or NOI, totaled $11.2 million for the quarter ended June 30, 2015, representing an increase of approximately 23.0 percent over first quarter 2015 NOI of $9.1 million. Net loss during the quarter was $12.8 million, compared to a net loss of $8.1 million during the first quarter 2015. Net loss is due largely to acquisition related expenses in connection with the purchase of our properties, as well as depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net loss.)

•
Subsequent to the close of the second quarter, the company completed the acquisition of five additional medical office buildings located in Waterloo, Illinois and Napa, California, as well as one senior housing facility in Mishawaka, Indiana for an aggregate purchase price of approximately $48 million. As of August 13, 2015, the company has acquired a diversified portfolio of medical office buildings, hospitals and senior housing facilities totaling 66 buildings and one collateralized debt instrument for an aggregate purchase price of approximately $991 million[1].

1Based on aggregate purchase price of real estate and real estate-related investments acquired as of August 13, 2015.
2Based on aggregate purchase price of real estate and real estate-related investments acquired as of June 30, 2015.
3Total debt divided by total assets.

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014
(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Real estate investments, net	$799,519,000	$249,029,000
Real estate notes receivable, net	61,307,000	—
Cash and cash equivalents	728,026,000	504,894,000
Accounts and other receivables, net	6,100,000	40,314,000
Restricted cash	1,755,000	245,000
Real estate and escrow deposits	7,329,000	6,250,000
Identified intangible assets, net	76,720,000	29,636,000
Other assets, net	4,516,000	1,316,000
Total assets	$1,685,272,000	$831,684,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage loans payable, net	$54,014,000	$16,959,000
Accounts payable and accrued liabilities	19,778,000	5,924,000
Accounts payable due to affiliates	783,000	577,000
Identified intangible liabilities, net	1,032,000	841,000
Security deposits, prepaid rent and other liabilities	8,988,000	1,847,000
Total liabilities	84,595,000	26,148,000

Commitments and contingencies

Redeemable noncontrolling interest	2,000	2,000

Stockholders' equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized; 187,987,190 and 91,623,241 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,879,000	916,000
Additional paid-in capital	1,688,680,000	821,043,000
Accumulated deficit	(89,884,000)	(16,425,000)
Total stockholders' equity	1,600,675,000	805,534,000
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,685,272,000	$831,684,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Real estate revenue	$15,065,000	$24,000	$27,828,000	$24,000
Resident fees and services	2,819,000	—	2,819,000	—
Total revenues	17,884,000	24,000	30,647,000	24,000
Expenses:
Property operating expenses	6,663,000	5,000	10,303,000	5,000
General and administrative	2,401,000	222,000	5,168,000	268,000
Acquisition related expenses	13,267,000	324,000	22,675,000	324,000
Depreciation and amortization	8,135,000	13,000	12,808,000	13,000
Total expenses	30,466,000	564,000	50,954,000	610,000
Loss from operations	(12,582,000)	(540,000)	(20,307,000)	(586,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium)	(560,000)	—	(957,000)	—
Interest income	299,000	—	323,000	—
Net loss	(12,843,000)	(540,000)	(20,941,000)	(586,000)
Less: net income attributable to redeemable noncontrolling interest	—	(1,000)	—	—
Net loss attributable to controlling interest	$(12,843,000)	$(541,000)	$(20,941,000)	$(586,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.07)	$(0.47)	$(0.12)	$(0.99)
Weighted average number of common shares outstanding — basic and diluted	187,460,097	1,152,933	176,494,837	590,701
Distributions declared per common share	$0.15	$0.08	$0.30	$0.08

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NET OPERATING INCOME RECONCILIATION
For the Three Months Ended June 30, 2015 and March 31, 2015
(Unaudited)

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our initial public offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our initial public offering.
Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2015 and March 31, 2015:

	Three Months Ended
	June 30, 2015	March 31, 2015
Net loss	$(12,843,000)	$(8,098,000)
General and administrative	2,401,000	2,767,000
Acquisition related expenses	13,267,000	9,408,000
Depreciation and amortization	8,135,000	4,673,000
Interest expense	560,000	397,000
Interest income	(299,000)	(24,000)
Net operating income	$11,221,000	$9,123,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
FFO AND MFFO RECONCILIATION
For the Three Months Ended June 30, 2015 and March 31, 2015
(Unaudited)
Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our initial public offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of above and below market leases, amortization of loan costs, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interest. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2015 and March 31, 2015. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our initial public offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our initial public offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our initial public offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2015 and March 31, 2015:

	Three Months Ended
	June 30, 2015	March 31, 2015
Net loss	$(12,843,000)	$(8,098,000)
Add:
Depreciation and amortization — consolidated properties	8,135,000	4,673,000
Less:
Net income attributable to redeemable noncontrolling interest	—	—
Depreciation and amortization related to redeemable noncontrolling interest	—	—
FFO	$(4,708,000)	$(3,425,000)

Acquisition related expenses(1)	$13,267,000	$9,408,000
Amortization of above and below market leases(2)	189,000	181,000
Amortization of loan costs(3)	113,000	70,000
Change in deferred rent receivables(4)	(611,000)	(388,000)
Adjustments for redeemable noncontrolling interest(5)	—	—
MFFO	$8,250,000	$5,846,000
Weighted average common shares outstanding — basic and diluted	187,460,097	165,407,740
Net loss per common share — basic and diluted	$(0.07)	$(0.05)
FFO per common share — basic and diluted	$(0.03)	$(0.02)
MFFO per common share — basic and diluted	$0.04	$0.04
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, direct loan costs are amortized over the term of the notes receivable as an adjustment to the yield on the notes receivable. This may result in income recognition that is different than the contractual cash flows under the notes receivable. By adjusting for the amortization of the loan costs related to our real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable terms, providing insight on the expected contractual cash flows of such notes receivable, and aligns results with our analysis of operating performance.

(4)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5)	Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (1) - (4) to convert our FFO to MFFO.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. believes that it currently qualifies, and intends to elect to be treated, as a real estate investment trust for federal income tax purposes. Griffin-American Healthcare REIT III intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the success of our company, how rapidly we will be able to invest our capital, whether we can continue to source real estate acquisitions and consummate such acquisition of properties. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; the satisfactory completion of due diligence and other requirements to complete acquisitions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.